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                                                               Exhibit 99(j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Variable Series Trust:
     RiverSource Variable Portfolio - Balanced Fund
     RiverSource Variable Portfolio - Cash Management Fund
     RiverSource Variable Portfolio - Core Equity Fund
     RiverSource Variable Portfolio - Diversified Bond Fund
     RiverSource Variable Portfolio - Diversified Equity Income Fund
     RiverSource Variable Portfolio - Emerging Markets Fund (effective 5/1/08 to be known as Threadneedle
     Variable Portfolio - Emerging Markets Fund)
     RiverSource Variable Portfolio - Fundamental Value Fund (effective 5/1/08 to be known as RiverSource
     Partners Variable Portfolio - Fundamental Value Fund)
     RiverSource Variable Portfolio - Global Bond Fund
     RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - Growth Fund
     RiverSource Variable Portfolio - High Yield Bond Fund
     RiverSource Variable Portfolio - Income Opportunities Fund
     RiverSource Variable Portfolio - International Opportunity Fund
     (effective 5/1/08 to be known as
     Threadneedle Variable Portfolio - International Opportunity Fund) RiverSource Variable Portfolio - Large Cap Equity Fund
     RiverSource Variable Portfolio - Large Cap Value Fund
     RiverSource Variable Portfolio - Mid Cap Growth Fund
     RiverSource Variable Portfolio - Mid Cap Value Fund
     RiverSource Variable Portfolio - S&P 500 Index Fund
     RiverSource Variable Portfolio - Select Value Fund
     (effective 5/1/08 to be known as RiverSource Partners
     Variable Portfolio - Select Value Fund)
     RiverSource Variable Portfolio - Short Duration U.S. Government Fund RiverSource Variable Portfolio - Small Cap Advantage Fund
     RiverSource Variable Portfolio - Small Cap Value Fund
     (effective 5/1/08 to be known as RiverSource
     Partners Variable Portfolio - Small Cap Value Fund)

We consent to the use of our reports dated February 20, 2007 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                            KPMG LLP

Minneapolis, Minnesota
April 24, 2008